Filed Pursuant To Rule 424(b)(2)
Registration Nos. 333-131614, 333-131614-01, 333-131614-02
Prospectus Supplement to Prospectus Dated March 12, 2007
National City Credit Card Master Note Trust
Issuing Entity
National City Bank
Sponsor, Depositor and Servicer
Series 2007-1 Asset Backed Notes

	Class A Notes	Class B Notes	Class C Notes

Principal amount	$371,875,000	$25,500,000	$27,625,000
Interest rate	One-Month LIBOR plus 0.05% per year (determined as described in the following transaction summary)	One-Month LIBOR plus 0.12% per year (determined as described in the following transaction summary)	One-Month LIBOR plus 0.30% per year (determined as described in the following transaction summary)
Interest paid	Monthly on the 15th, beginning May 15, 2007	Monthly on the 15th, beginning May 15, 2007	Monthly on the 15th, beginning May 15, 2007
Scheduled principal payment date	March 15, 2012	March 15, 2012	March 15, 2012
Legal maturity date	March 17, 2014	March 17, 2014	March 17, 2014
Expected issuance date	March 20, 2007	March 20, 2007	March 20, 2007
Price to public	$371,875,000.00 (or 100%)	$25,500,000.00 (or 100%)	$27,625,000.00 (or 100%)
Underwriting discount	$929,687.50 (or 0.250%)	$82,875.00 (or 0.325%)	$103,593.75 (or 0.375%)
Proceeds to seller	$370,945,312.50 (or 99.750%)	$25,417,125.00 (or 99.675%)	$27,521,406.25 (or 99.625%)
You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement and page 11 in the prospectus before you purchase any notes.
The notes are obligations of the National City Credit Card Master Note Trust only and do not represent interests in or obligations of National City Bank, its affiliates or any other person.
The primary asset of the issuing entity is the collateral certificate, Series 2005-CC, representing an undivided interest in the National City Credit Card Master Trust, whose assets include the receivables arising in a portfolio of unsecured revolving credit card accounts.
The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
Credit Enhancement:
The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A Notes and the Class B notes. The Class C notes will have the benefit of a spread account.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Underwriters of the Class A notes

Credit Suisse
    Barclays Capital
NatCity Investments, Inc.
Underwriter of the Class B notes
Credit Suisse
Underwriter of the Class C notes
Credit Suisse
March 13, 2007

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus
       We provide information to you about the notes in two separate documents: (a) this prospectus supplement, which describes the specific terms of your series of notes and (b) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes.
      This prospectus supplement may be used to offer and sell the Series 2007-1 notes only if accompanied by the prospectus.
      This prospectus supplement supplements disclosure in the prospectus.
      You should rely on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.
      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.
      Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find these terms and their definitions under the caption “Glossary of Defined Terms” beginning on page S-34 in this prospectus supplement and on page 99 in the accompanying prospectus.

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ii

Transaction Summary

Issuing Entity of the Notes:	National City Credit Card Master Note Trust
Seller, Servicer, Depositor, Sponsor:	National City Bank
Issuing Entity of the Collateral Certificate:	National City Credit Card Master Trust
Master Trust Trustee:	The Bank of New York (Delaware)
Indenture Trustee:	The Bank of New York
Owner Trustee:	Wilmington Trust Company
Expected Issuance Date:	March 20, 2007
Servicing Fee Rate:	2.00% of nominal liquidation amount
Clearance and Settlement:	DTC/Clearstream/Euroclear
Note Trust Assets:	Collateral Certificate
Collateral Certificate:	Undivided Interest in the Master Trust Assets
Master Trust Assets:	Credit Card Receivables

	Class A Notes	Class B Notes	Class C Notes

Principal Amount:	$371,875,000	$25,500,000	$27,625,000

Anticipated Ratings: [1]
Moody’s/ S&P/ Fitch	Aaa/AAA/AAA	A2/A/A	Baa2/BBB/BBB

Credit Enhancement:	subordination of Class B and Class C notes	subordination of Class C notes	spread account

Interest Rate:	One-Month LIBOR plus 0.05% per year	One-Month LIBOR plus 0.12% per year	One-Month LIBOR plus 0.30% per year

Interest Accrual Method:	actual/ 360	actual/ 360	actual/ 360

Interest Payment Dates:	monthly (15th)	monthly (15th)	monthly (15th)

Interest Rate Index Determination Date:	2 London Business Days before each interest payment date	2 London Business Days before each interest payment date	2 London Business Days before each interest payment date

Scheduled Principal Payment Date:	March 15, 2012	March 15, 2012	March 15, 2012

Legal Maturity Date:	March 17, 2014	March 17, 2014	March 17, 2014

ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus

Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

[1]	It is a condition to issuance for each class of notes that one of these ratings be obtained.

Prospectus Supplement Summary
This summary does not contain all the information you may need to make an informed investment decision. You should read this entire prospectus supplement and the accompanying prospectus in their entirety before you purchase any notes.
The Issuing Entity
The notes will be issued by the National City Credit Card Master Note Trust, a Delaware statutory trust, pursuant to an indenture supplement to an indenture, each between the issuing entity and the indenture trustee. The National City Credit Card Master Note Trust is referenced in this prospectus supplement and the accompanying prospectus as the issuing entity.
The indenture trustee is The Bank of New York.
Securities Offered
National City Credit Card Master Note Trust is offering the Class A notes, the Class B notes and the Class C notes as part of Series 2007-1. These Series 2007-1 notes represent obligations of the issuing entity. Series 2007-1 will be the third series outstanding in a group of series issued by the issuing entity called group A.
The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A and Class B notes.
The issuing entity may issue other series of notes which may have different interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other characteristics. See “The Notes — Issuances of New Series of Notes” in this prospectus supplement and “Description of the Notes — Issuances of New Series of Notes” in the prospectus.
See “Annex II: Outstanding Series of Master Note Trust Notes” for information on the other outstanding notes issued by the issuing entity.
Interest Payments
The Class A notes will accrue interest for each interest period at an annual note interest rate equal to LIBOR plus 0.05%.
The Class B notes will accrue interest for each interest period at an annual note interest rate equal to LIBOR plus 0.12%.
The Class C notes will accrue interest for each interest period at an annual note interest rate equal to LIBOR plus 0.30%.

For each class of the Series 2007-1 notes, interest will be calculated as follows:

Outstanding Dollar Principal Amount as of record date	×	Number of days in interest period 360	×	Note Interest Rate
Interest on the Series 2007-1 notes will begin to accrue on March 20, 2007 and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include March 20, 2007, which is the issuance date, and end on but exclude May 15, 2007, which is the first interest payment date for the Series 2007-1 notes.
The issuing entity will make interest payments on the Series 2007-1 notes on a distribution date, which is the 15th day of each calendar month, beginning in May 2007. Interest payments due on a day that is not a Business Day in New York, New York will be made on the following business day.
The payment of interest on a senior class of notes on any interest payment date is senior to the payment of interest on subordinated classes of notes of Series 2007-1 on such date. Generally, no payment of interest will be made on any Class B note in Series 2007-1 until the required payment of interest has been made to the Class A notes in Series 2007-1. Similarly, generally, no payment of interest will be made on any Class C note in Series 2007-1 until the required payment of interest has been made to the Class A notes and the Class B notes in Series 2007-1. However, funds on deposit in the spread account will be available only to holders of Class C notes to cover shortfalls of interest on the Class C notes on any interest payment date.
You may obtain the note interest rates for the current and immediately preceding interest periods by telephoning The Bank of New York, the indenture trustee, at (212) 815-3247.

Principal Payments
You are expected to receive payment of the stated principal amount of your notes in full in one payment on March 15, 2012, or, if that date is not a Business Day, the next Business Day, which is called the scheduled principal payment date. However, principal could be paid earlier or later, or in reduced amounts. No principal will be paid to the Class B noteholders until the Class A noteholders are paid in full. No principal will be paid to the Class C noteholders until the Class A noteholders and Class B noteholders are paid in full. For a discussion of how principal is allocated, see “Deposit and Application of Funds — Application of Series 2007-1 Available Principal Amounts” in this prospectus supplement and “Description of the Notes — Principal” in the accompanying prospectus.
If the stated principal amount of your notes is not paid in full on the scheduled principal payment date due to insufficient funds or insufficient credit enhancement, noteholders will generally not have any remedies against the issuing entity until March 17, 2014, the legal maturity date for the Series 2007-1 notes.
If the stated principal amount of your notes is not paid in full on the scheduled principal payment date, then an early redemption event will occur with respect to Series 2007-1 and, subject to the principal payment rules described below under “— Credit Enhancement — Subordination,” principal and interest payments on the notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.
Principal of the Series 2007-1 notes will be paid earlier than the scheduled principal payment date if any other early redemption event or an event of default and acceleration occurs with respect to the Series 2007-1 notes. See “The Indenture — Early Redemption Events” and “— Events of Default” in the accompanying prospectus and “The Notes — Early Redemption of the Notes” in this prospectus supplement.
Risk Factors
Investment in the Series 2007-1 notes involves risks. You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement and beginning on page 11 in the accompanying prospectus.

The Master Trust

Collateral for the Notes
The collateral certificate, which is the issuing entity’s primary source of funds for the payment of principal of and interest on the Series 2007-1 notes, is an investor certificate issued by the master trust. The collateral certificate represents an undivided beneficial interest in the assets of the master trust. The collateral certificate is the Series 2005-CC certificate issued by the master trust. The master trust’s assets primarily include credit card receivables from selected MasterCard® and Visa® revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the accompanying prospectus under “The Master Trust — Addition of Master Trust Assets.”
The credit card receivables in the master trust consist primarily of Principal Receivables and Finance Charge Receivables. Principal Receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance Charge Receivables include periodic finance charges, cash advance fees, late fees and certain other fees billed to cardholders.
In addition, the bank is permitted to add to the master trust participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by the bank and collections thereon.
See “Annex I” for financial information on the receivables and the accounts.

Other Master Trust Series
In addition to the collateral certificate, there may be other series of investor certificates issued by the master trust. Each series of investor certificates represents a beneficial interest in the receivables and the other master trust assets. No series of investor certificates other than the collateral certificate are outstanding at this time.
Other series of certificates of the master trust and other series of notes of the issuing entity may be issued without the consent of or prior notice to any noteholders or investor certificateholders. See “The Master Trust — New Issuances of Investor Certificates” and “Description of the Notes — Issuances of New Series of Notes” in the prospectus.

Master Trust Portfolio
As of the beginning of the day on February 1, 2007:

•	the Master Trust Portfolio included $1,803,483,241 of Principal Receivables and $28,629,188 of Finance Charge Receivables;

•	the accounts had an average receivable balance of $1,614 and an average credit limit of $10,029;

•	the percentage of the aggregate total receivables balance to the aggregate total credit limit was 16.1%; and

•	the average age of the accounts was approximately 144.21 months.
As of the month ended January 31, 2007:

•	the percentage of the accounts in the Master Trust Portfolio for which cardholders made minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment, was 8.4%; and

•	the percentage of the accounts in the Master Trust Portfolio for which cardholders made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance, was 24.1%.
For more of a description of certain aspects of the master trust, the National City Credit Card portfolio, and National City Bank, see “Annex I.”
Nominal Liquidation Amount
The initial nominal liquidation amount of the Class A notes is $371,875,000. The initial nominal liquidation amount of the Class B notes is $25,500,000. The initial nominal liquidation amount of the Class C notes is $27,625,000. The nominal liquidation amount of Series 2007-1 is equal to the sum of the nominal liquidation amounts of the Class A notes, the Class B notes and the Class C notes.
The nominal liquidation amount of a class of notes corresponds to the portion of the invested amount of the collateral certificate that is allocable to support that class of notes. If the nominal liquidation amount of a class of notes is reduced by charge-offs resulting from uncovered defaults on the Principal Receivables in the master trust allocable to Series 2007-1, the principal of and interest on the Series 2007-1 notes may not be paid in full. If the nominal liquidation amount of the notes has been reduced, Available Principal Amounts and Finance Charge Amounts allocated to pay principal of and interest on the Series 2007-1 notes will be reduced.
For a more detailed discussion of nominal liquidation amount, see “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” in the prospectus.
Credit Enhancement

General
The presence of credit enhancement for the notes is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest and decrease the likelihood that the noteholders will experience losses. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of the uncovered losses.

Subordination
Credit enhancement for the Class A notes and Class B notes will be provided through subordination.
The Class B notes generally will not receive interest payments on any payment date until the Class A notes have received their full interest payment on such date. The Class C notes generally will not receive interest payments on any payment date until the Class A notes and the Class B notes have received their full interest payment on such date.
Available Principal Amounts allocable to the Class B and Class C notes may be applied to make interest payments on the Class A notes or to pay a portion of the master trust servicing fee allocable to the Series 2007-1 notes. Available Principal Amounts allocable to the Class C notes may be applied to make interest payments on the Class A and Class B notes or to pay a portion of the master trust servicing fee allocable to the Series 2007-1 notes. Available Principal Amounts remaining on any payment date after any applications of such Available Principal Amounts to pay interest on the senior classes of Series 2007-1 notes or for a portion of the master trust servicing fee allocable to Series 2007-1 will be first applied to make targeted deposits to the principal funding account for the senior classes of Series 2007-1 notes on such date before being applied to make required deposits to the principal funding account for the subordinated notes on such date.

Spread Account
The issuing entity will establish a spread account to provide credit enhancement solely for the Class C noteholders. Funds on deposit in the spread account will be available to the Class C noteholders to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the spread account will also be available to Class C noteholders to cover certain shortfalls in principal. See “Deposit and Application of Funds — Withdrawals from the Spread Account” in this prospectus supplement.
The spread account will initially not be funded. The spread account will not be funded unless and until the required spread account amount for a month exceeds the amount on deposit in the spread account for that month.
The following table indicates the spread account percentage applicable to the calculation of the required spread account amount to be on deposit in the spread account. For any month the amount required to be on deposit is equal to the spread account percentage (which corresponds to the applicable quarterly Excess Finance Charge Percentage as indicated in the following table) times the initial dollar principal amount of the Series 2007-1 notes.

Spread Account
Quarterly Excess Finance Charge Percentage	Percentage

4.75% or greater	0.00%
4.50% to 4.75%	1.25%
4.00% to 4.50%	1.75%
3.50% to 4.00%	2.75%
3.00% to 3.50%	4.00%
2.00% to 3.00%	5.00%
Less than 2.00%	6.00%
The quarterly Excess Finance Charge Percentage is the percentage equivalent of the sum of the Excess Finance Charge Percentage for an interest payment date and the immediately preceding two interest payment dates divided by three. However, for the first interest payment date, the quarterly Excess Finance Charge Percentage is the excess finance charge percentage for that interest payment date, and, for the June 2007 interest payment date, the quarterly Excess Finance Charge Percentage is the percentage equivalent of the sum of the excess finance charge percentage for that interest payment date and the May 2007 interest payment date divided by two.
The Excess Finance Charge Percentage for a month is determined by subtracting the Base Rate from the Portfolio Yield for that month. See “Glossary of Defined Terms” in this prospectus supplement for a description of Base Rate and Portfolio Yield.
The amount targeted to be in the spread account will be adjusted monthly to the percentages specified in the table as the quarterly Excess Finance Charge Percentage rises or falls. If an early redemption event or event of default occurs with respect to the Class C notes, the required spread account amount will be the aggregate adjusted outstanding dollar principal amount of the Class C notes. See “Deposit and Application of Funds — Targeted Deposits to the Spread Account” in this prospectus supplement.
Application of Finance Charge Collections
Finance charge collections and other amounts allocated to the Series 2007-1 notes, called Series 2007-1 Finance Charge Amounts, will generally be applied each month to make the following payments or deposits in the following priority:

•	Class A Monthly Interest;

•	Class B Monthly Interest;

•	payment of master trust servicing fees;

•	Class C Monthly Interest;

•	treat as Available Principal Amounts to cover defaults;

•	treat as Available Principal Amounts to cover Nominal Liquidation Amount Deficits;

•	deposits, if necessary, to the reserve account;

•	deposits, if necessary, to the spread account;

•	if an event of default and acceleration occurs, treat as Available Principal Amounts, if necessary;

•	Shared Excess Finance Charge Amounts for other series of notes; and

•	excess finance charge collections for other series of master trust investor certificates.
For a detailed description of the application of Series 2007-1 Finance Charge Amounts, see “Deposit and Application of Funds — Application of Series 2007-1 Finance Charge Amounts” in this prospectus supplement.
Application of Principal Collections
Principal collections and other amounts allocated to the Series 2007-1 notes, called Series 2007-1 Available Principal Amounts, will generally be applied each month to make the following payments or deposits in the following priority:

•	interest shortfalls on the Class A notes;

•	interest shortfalls on the Class B notes;

•	shortfalls on the payment of master trust servicing fees;

•	principal payments or deposits on the Class A notes;

•	principal payments or deposits on the Class B notes;

•	principal payments or deposits on the Class C notes;

•	Shared Excess Available Principal Amounts for other series of notes; and

•	Shared Principal Collections for other series of master trust investor certificates.
For a detailed description of the application of Series 2007-1 Available Principal Amounts, see “Deposit and Application of Funds — Application of Series 2007-1 Available Principal Amounts” in this prospectus supplement.
Revolving Period
Until principal amounts are needed to be accumulated to pay the Series 2007-1 notes, principal amounts allocable to the Series 2007-1 notes will be applied to other series of notes issued by the issuing entity or other series of investor certificates issued by the master trust which are amortizing or accumulating principal or paid to the bank as holder of the Seller Interest in consideration for the transfer by the bank to the master trust of additional credit card receivables arising under the accounts. This period is commonly referred to as the revolving period. Unless an early redemption event or event of default for the Series 2007-1 notes occurs, the revolving period is expected to end twelve calendar months prior to the scheduled principal payment date. However, if the servicer reasonably expects to need less than twelve months to fully accumulate the outstanding dollar principal amount of the Series 2007-1 notes by the scheduled principal payment date, the end of the revolving period may be delayed.
Reserve Account
The issuing entity will establish a reserve account to assist with the distribution of interest on the Series 2007-1 notes.
The reserve account will initially not be funded. The reserve account will begin to be funded no later than 3 months prior to the end of the revolving period or the first distribution date after an early redemption event or event of default and acceleration for Series 2007-1 occurs. The amount targeted to be deposited in the reserve account will be equal to 0.5% of the aggregate outstanding dollar principal amount of the Series 2007-1 notes, or such other amount designated by the issuing entity. See “Deposit and Application of Funds — Targeted Deposits to the Reserve Account” in this prospectus supplement.
Early Redemption of Notes
The early redemption events applicable to all series of notes, including the Series 2007-1 notes, are described in the accompanying prospectus. These include: (i) the occurrence of a note’s scheduled principal payment date; (ii) each of the Pay Out Events described under “The Master Trust — Pay Out Events” in the prospectus; (iii) the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and (iv) if the average Portfolio Yield for any three consecutive monthly periods is reduced to a rate which is less than the average Base Rate for such three consecutive monthly periods. See “The Indenture — Early Redemption Events” in the prospectus.
Optional Redemption by the Issuing Entity
National City, as servicer, which is the beneficial owner of the issuing entity, has the right, but not the obligation, to direct the issuing entity to redeem the Series 2007-1 notes in whole but not in part on any day on or after the day on which the aggregate nominal liquidation amount of the Series 2007-1 notes is reduced to less than 5% of the initial outstanding dollar principal amount of the Series 2007-1 notes. This repurchase option is referred to as a clean-up call.
If the issuing entity is directed to redeem the Series 2007-1 notes, it will notify the registered holders at least thirty days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note up to but excluding the date of redemption.
If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the Series 2007-1 notes will thereafter be made, subject to the principal payment rules described above under “— Credit Enhancement — Subordination,” until either the principal of and accrued interest on the Series 2007-1 notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding account or the spread account for the Series 2007-1 notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default
The Series 2007-1 notes are subject to certain events of default. The following are among the events of default described in the prospectus: (i) the issuing entity’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable; (ii) the issuing entity’s failure to pay the principal amount of such notes on the applicable legal maturity date; (iii) the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties, as discussed in the prospectus; and (iv) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuing entity. See “The Indenture — Events of Default” in the prospectus.
For a description of the remedies upon an event of default, see “The Indenture — Events of Default Remedies” in the prospectus and “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement.
Issuing Entity Trust Accounts
The issuing entity has established a principal funding account, a reserve account and a spread account for the benefit of the Series 2007-1 notes.
Each month, distributions on the collateral certificate will be allocated to each series of notes, including the Series 2007-1 notes. The amounts allocated to the Series 2007-1 notes plus any other amounts to be treated as Finance Charge Amounts and Available Principal Amounts for the Series 2007-1 notes will then be allocated to:
      — the principal funding account;
      — the reserve account;
      — the spread account; and

—	the other purposes as specified in this prospectus supplement.
Security for the Notes
The Series 2007-1 notes are secured by a shared security interest in:

•	the collateral certificate;

•	the principal funding account;

•	the reserve account; and

•	the spread account.
However, the Series 2007-1 notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture and the Series 2007-1 indenture supplement.
See “The Notes — Sources of Funds to Pay the Notes — The Collateral Certificate” and “— The Issuing Entity Trust Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — The Collateral Certificate” in the prospectus.
Limited Recourse to the Issuing Entity
The sole sources of payment for principal of or interest on these Series 2007-1 notes are provided by:

•	the portion of the Available Principal Amounts and Finance Charge Amounts allocated to the Series 2007-1 notes and available to the Series 2007-1 notes after giving effect to any reallocations, payments and deposits for senior notes; and

•	funds in the applicable issuing entity trust accounts for the Series 2007-1 notes.
Series 2007-1 noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on these Series 2007-1 notes.
However, following a sale of credit card receivables due to an event of default and acceleration with respect to the Series 2007-1 notes or on the legal maturity date for the Series 2007-1 notes, as described in “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in the prospectus, the Series 2007-1 noteholders have recourse only to the proceeds of that sale and funds in the applicable issuing entity trust accounts for Series 2007-1.
Group A
Series 2007-1 will be included in “Group A.” In addition to Series 2007-1, the issuing entity may issue other series of notes that are included in Group A. As of the date of this prospectus supplement, Series 2007-1 will be the third series outstanding in Group A. Series of notes in

Group A may share Finance Charge Amounts and Available Principal Amounts in specified circumstances. See “Deposit and Application of Funds — Shared Excess Finance Charge Amounts” and “— Shared Excess Available Principal Amounts” in this prospectus supplement.
Shared Excess Finance Charge Amounts
To the extent that Finance Charge Amounts allocated to Series 2007-1 are available after the required applications of such amounts as described in “Deposit and Application of Funds — Application of Series 2007-1 Finance Charge Amounts” in this prospectus supplement, these unused Finance Charge Amounts, called Shared Excess Finance Charge Amounts, will be applied to cover shortfalls in Finance Charge Amounts for other series of notes in Group A. In addition, Series 2007-1 may receive the benefits of Shared Excess Finance Charge Amounts from other series in Group A, and other series of investor certificates issued by the master trust, to the extent Finance Charge Amounts for such other series are not needed for such series.
See “Deposit and Application of Funds — Shared Excess Finance Charge Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — The Collateral Certificate” and “— Deposit and Application of Funds” in the prospectus.
Shared Excess Available Principal Amounts
To the extent that Series 2007-1 Available Principal Amounts are available after the required applications of such amounts as described in the first four clauses of “Deposit and Application of Funds — Application of Series 2007-1 Available Principal Amounts” in this prospectus supplement, these excess Available Principal Amounts will be applied to cover shortfalls in principal amounts for other series of notes in Group A. In addition, the Series 2007-1 notes may receive the benefits of excess Available Principal Amounts from other series of notes in Group A, and other series of investor certificates issued by the master trust, to the extent the Available Principal Amounts for such other series are not needed for such series.
See “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes — The Collateral Certificate” and “— Deposit and Application of Funds” in the accompanying prospectus.
Ratings
The issuing entity will issue the Series 2007-1 notes only if they have one of the ratings set forth under “Transaction Summary” for each class of notes from any rating agency.
A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.
See “Risk Factors — If the Ratings of the Notes are Lowered or Withdrawn, their Market Value could Decrease” in the prospectus.
Federal Income Tax Consequences
Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuing entity, is of the opinion that under existing law your Series 2007-1 notes will be characterized as debt for federal income tax purposes, and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Series 2007-1 note, you will agree to treat your Series 2007-1 note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.
ERISA Considerations
Subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus, the Series 2007-1 notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code. A fiduciary or other person contemplating purchasing a Series 2007-1 note on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of such Series 2007-1 note could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code.
Affiliations and Certain Relationships
National City Bank, the sponsor, depositor and servicer, is the holder of the Seller Interest in the master trust and the beneficiary of the issuing entity.
National City Bank, the issuing entity and their respective affiliates may from time to time enter into normal banking and trustee relationships with Wilmington Trust Company, the owner trustee of the issuing entity, The Bank of New York, the indenture trustee, The Bank of New York (Delaware), the master trust trustee, or any of their affiliates.
NatCity Investments, Inc., an underwriter of the Class A notes, is an affiliate of National City Bank.
There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Series 2007-1 notes.
Reports and Additional Information
For information on the reports and additional information prepared and provided by the servicer, see “The Indenture — Reports,” “The Master Trust — Evidence as to Compliance” and “Where You Can Find More Information” in the accompanying prospectus.

Application of Collections of Finance Charges and Principal Payments
Received by National City Bank as Servicer of the Master Trust
As of the date of this prospectus, Series 2007-1 is the third issued and outstanding series of Notes issued by the National City Credit Card Master Note Trust.

Application of Series 2007-1 Finance Charge Amounts
Application of Series 2007-1 Available Principal Amounts

Application of Series 2007-1 Finance Charge Amounts	Application of Series 2007-1 Available Principal Amounts

Series 2007-1 Finance Charge Amounts (including Collections of Finance Charge Receivables allocated to the Series 2005-CC Collateral Certificate and the Series 2007-1 notes)
Class A Interest Payments or Deposits
Class B Interest Payments or Deposits
Servicing Fee Payment (2% of Nominal Liquidation Amount)
Class C Interest Payments or Deposits
Cover Defaults on Principal Receivables in the Master Trust (treated as Series 2007-1 Available Principal Amounts)
Reimbursements of Nominal Liquidation Amount Deficits (treated as Series 2007-1 Available Principal Amounts)
Reserve Account Deposits
Spread Account Deposits
Other Required Payments or Deposits, if any
Shared Excess Finance Charge Amounts for other series of notes
Excess Finance Charge Collections for other series of investor certificates
Series 2007-1 Available Principal Amounts (including Collections of Principal Receivables allocated to the Series 2005-CC Collateral Certificate and the Series 2007-1 notes)
Class A Interest Shortfalls, if any
Class B Interest Shortfalls, if any
Servicing Fee Shortfalls, if any
Principal Funding Account
Shared Excess Available Principal Amounts for other series of notes
Shared Principal Collections for other series of investor certificates

Fees and Expenses Payable from Series Finance Charge Amounts and
Series Available Principal Amounts

Fees and Expenses Payable from Series 2007-1 Finance Charge Amounts:

• Servicing Fee: 2% of Nominal Liquidation Amount — paid to the servicer.*

For any month, the servicing fee is paid immediately after Class B interest payments or deposits. For a depiction of the application of Series 2007-1 Finance Charge Amounts, see the chart entitled “Application of Series 2007-1 Finance Charge Amounts” above. The servicing fee compensates the servicer for its expenses in connection with servicing the receivables, including expenses associated with collecting, allocating and distributing collections on the receivables. See “The Master Trust — Servicing Compensation and Payment of Expenses” in the prospectus.

Fees and Expenses Payable from Series 2007-1 Available Principal Amounts:

• Servicing Fee Shortfalls: any accrued but unpaid servicing fees — paid to the servicer.

For any month, servicing fee shortfalls, if any, are paid immediately after any Class B interest shortfalls are paid. For a depiction of the application of Series 2007-1 Available Principal Amounts, see the chart entitled “Application of Series 2007-1 Available Principal Amounts” above.

*	The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent public accountants.

Risk Factors
       The risk factors disclosed in this section and in “Risk Factors” in the accompanying prospectus describe the principal risk factors of an investment in the Series 2007-1 notes.

Only Some of the Assets of the Issuing Entity Are Available for Payments on Any Series of Notes

The sole sources of payment of principal of and interest on your series of notes are provided by:

•	the portion of the Available Principal Amounts and Finance Charge Amounts allocated to your series of notes; and

•	funds in the applicable issuing entity trust accounts for your series of notes.

As a result, you must rely only on the particular allocated assets as security for your series of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuing entity or any other person for payment of your notes. See “The Notes — Sources of Funds to Pay the Notes” in this prospectus supplement and “Sources of Funds to Pay the Notes” in the accompanying prospectus.

In addition, if there is a sale of credit card receivables due to an event of default and acceleration or on the legal maturity date, as described in “Deposit and Application of Funds — Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes — Sale of Credit Card Receivables” in the accompanying prospectus, your series of notes has recourse only to the proceeds of that sale and any amounts then on deposit in the issuing entity trust accounts allocated to and held for the benefit of your series of notes.

Ability to Resell Your Series of Notes Not Assured

If you purchase Series 2007-1 notes, you may not be able to sell them. There is currently no secondary market for the notes. A secondary market for your notes may not develop. If a secondary market does develop, it may not continue or it may not provide sufficient liquidity to allow you to resell all or part of your notes if you want to do so.

Class B Notes and Class C Notes Are Subordinated and Bear Losses before Class A Notes

Class B notes of your series are subordinated in right of payment of principal and interest to Class A notes, and Class C notes of your series are subordinated in right of payment of principal and interest to Class A notes and Class B notes.

In your series of notes, Finance Charge Amounts are first used to pay interest due to Class A noteholders, then to pay interest due to Class B noteholders, then to pay the master trust servicing fee, and then to pay interest due to Class C noteholders. If Finance Charge Amounts are not sufficient to pay interest on all classes of notes and the other amounts described above, the notes may not receive full payment of interest if, in the case of Class A and Class B notes, reallocated Available Principal Amounts, and in the case of Class C notes, amounts on deposit in the spread account, are insufficient to cover the shortfall.

In your series of notes, Available Principal Amounts may be reallocated to pay interest on senior classes of notes of your series and to pay a portion of the master trust servicing fee allocable to your series to the extent that Finance Charge Amounts are insufficient to make such payments. In addition, charge-offs due to defaulted Principal Receivables in the master trust allocable to your series generally are reallocated from the senior classes to the subordinated classes of your series. If these reallocations of Available Principal Amounts and charge-offs are not reimbursed from Finance Charge Amounts, the full stated principal amount of the subordinated classes of notes will not be repaid. See “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” in the prospectus and “Deposit and Application of Funds — Application of Series 2007-1 Available Principal Amounts” in this prospectus supplement.

In addition, after application to pay interest on senior classes of notes or to pay a portion of the master trust servicing fee allocable to your series of notes, Available Principal Amounts are first used to pay principal due to Class A noteholders, next to pay principal due to Class B noteholders, and lastly to pay principal due to Class C noteholders.

If there is a sale of the credit card receivables owned by the master trust due to an event of default and acceleration with respect to your series of notes, the net proceeds of the sale allocable to principal payments with respect to the collateral certificate will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, and lastly, to pay amounts due to Class C noteholders. This could cause a loss to Class A, Class B or Class C noteholders if the amount available to them is not enough to pay the Class A, Class B or Class C notes in full.

Yield and Payments on the Receivables could Decrease Resulting in the Receipt of Principal Payment Earlier than the Scheduled Principal Payment Date

There is no assurance that the stated principal amount of your notes will be paid on its scheduled principal payment date.

A significant decrease in the amount of credit card receivables in the master trust for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the credit card receivables owned by the master trust could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of Finance Charge Amounts. If the average Portfolio Yield for any 3 consecutive monthly periods is reduced to a rate which is less than the average Base Rate for such 3 consecutive monthly periods, an early redemption event will occur and could result in an early payment of your notes. See “Prospectus Supplement Summary — Early Redemption of Notes” and “The Notes — Early Redemption of the Notes” in this prospectus supplement.

See “Risk Factors” in the prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the scheduled principal payment date.

Glossary
       This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-34 in this prospectus supplement and beginning on page 99 in the accompanying prospectus.
Transaction Parties
National City Credit Card Master Note Trust
      The notes will be issued by National City Credit Card Master Note Trust (referred to as the issuing entity). For a description of the limited activities of the issuing entity, see “Transaction Parties — National City Credit Card Master Note Trust” in the prospectus.
National City Credit Card Master Trust
      National City Credit Card Master Trust (referred to as the master trust) issued the collateral certificate. See “Transaction Parties — National City Credit Card Master Trust” and “The Master Trust” in the prospectus. The collateral certificate is the issuing entity’s primary source of funds for the payment of principal of and interest on the notes. The collateral certificate is an investor certificate which represents an undivided interest in the assets of the master trust. The master trust’s assets primarily include credit card receivables from selected MasterCard and Visa unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in the prospectus under “The Master Trust — Addition of Master Trust Assets” in the prospectus.
      The credit card receivables in the master trust consist primarily of Principal Receivables and Finance Charge Receivables. Principal Receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance Charge Receivables include periodic finance charges, cash advance fees, late fees and certain other fees billed to cardholders.
      In addition, National City Bank is permitted to add to the master trust participations representing interests in a pool of assets primarily consisting of receivables arising under revolving credit card accounts owned by National City Bank and collections thereon.
      See “Annex I” in this prospectus supplement for detailed financial information on the receivables and the accounts.
      The collateral certificate is the Series 2005-CC certificate issued by the master trust. Other series of certificates may be issued by the master trust in the future without the consent of any noteholders or certificateholders. No series of investor certificates other than the collateral certificate are outstanding at this time.
National City Bank
      National City Bank (referred to as the bank), a national banking association, formed the master trust and has transferred and may continue to transfer credit card receivables to the master trust. The bank is a wholly-owned subsidiary of National City Corporation. The bank will be responsible for servicing, managing and making collections on the credit card receivables in the master trust. See “The Bank’s Credit Card Activities” in the prospectus. In addition, the bank is the holder of the Seller Interest in the master trust and the beneficiary of the issuing entity. See “Transaction Parties — National City Bank and National City Corporation” in the prospectus for a description of the bank and its responsibilities.
      As of December 31, 2006, the bank had total assets of approximately $134 billion, total deposits of approximately $87 billion, and total equity of approximately $12 billion, and National City Corporation had consolidated assets of approximately $140 billion, consolidated deposits of approximately $87 billion and consolidated equity of approximately $15 billion. See “The Bank’s Credit Card Activities” in the accompanying prospectus.

The Bank of New York
      The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for the notes. See “The Indenture — Indenture Trustee” in the prospectus for a description of the limited powers and duties of the indenture trustee. See “Transaction Parties — The Bank of New York” in the prospectus for a description of The Bank of New York.
Wilmington Trust Company
      Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity. See “Transaction Parties — Wilmington Trust Company” in the prospectus for a description of the ministerial powers and duties of the owner trustee and for a description of Wilmington Trust Company.
The Bank of New York (Delaware)
      The Bank of New York (Delaware), a Delaware banking corporation, is the master trust trustee under the pooling and servicing agreement for the master trust investor certificates. See “The Master Trust — Master Trust Trustee” in the prospectus for a description of the limited powers and duties of the master trust trustee. See “Transaction Parties — The Bank of New York (Delaware)” in the prospectus for a description of The Bank of New York (Delaware).
The Notes
       The Series 2007-1 notes will be issued pursuant to the indenture and an indenture supplement. The following discussion and the discussion under “Description of the Notes” and “The Indenture” in the prospectus summarize the material terms of the notes, the indenture and the Series 2007-1 indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the Series 2007-1 indenture supplement.
      The Series 2007-1 notes will be issued in denomination of $5,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes — Book-Entry Notes” and “— Definitive Notes” in the prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series 2007-1 notes are registered on the related record date, which will be the last day of the calendar month preceding that distribution date.
      Series 2007-1 will be included in Group A for the purpose of Shared Excess Finance Charge Amounts and Shared Excess Available Principal Amounts. The Series 2007-1 notes will be issued in classes comprised of Class A notes, Class B notes and Class C notes.
      The issuing entity will pay principal of and interest on the Series 2007-1 notes solely from the portion of Series 2007-1 Finance Charge Amounts and Series 2007-1 Available Principal Amounts and from other amounts which are available to the Series 2007-1 notes under the indenture and the Series 2007-1 indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the Series 2007-1 notes, Series 2007-1 noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on those notes.
Subordination of Interest and Principal
      Principal and interest payments on Class B notes and Class C notes of Series 2007-1 are subordinated to payments on Class A notes of Series 2007-1. Subordination of Class B notes and Class C notes of Series 2007-1 provides credit enhancement for Class A notes of Series 2007-1.

      Principal and interest payments on Class C notes of Series 2007-1 are subordinated to payments on Class A notes and Class B notes of Series 2007-1. Subordination of Class C notes of Series 2007-1 provides credit enhancement for Class A notes and Class B notes of Series 2007-1.
      Series 2007-1 Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust servicing fee allocable to Series 2007-1, subject to certain limitations. In addition, charge-offs due to uncovered defaults on Principal Receivables in the master trust allocable to Series 2007-1 generally are reallocated from the senior classes to the subordinated classes of Series 2007-1. See “Description of the Notes — Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount — Nominal Liquidation Amount” and “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in the prospectus.
Issuances of New Series of Notes
      The issuing entity may issue new series of notes so long as the conditions to issuance listed in “Description of the Notes — Issuances of New Series of Notes” in the prospectus are satisfied. The issuing entity and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any new series of notes.
      If the issuing entity obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions to issuance described under “Description of the Notes — Issuances of New Series of Notes” in the prospectus may be eliminated or modified.
Sources of Funds to Pay the Notes
     The Collateral Certificate
      The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by the master trust to the issuing entity. For a description of the collateral certificate, the master trust and its assets, see “Sources of Funds to Pay the Notes — The Collateral Certificate” and “The Master Trust” in the prospectus.
     The Issuing Entity Trust Accounts
      The issuing entity will establish a principal funding account and a reserve account for the benefit of Series 2007-1, and a spread account for the benefit of the Class C notes of Series 2007-1.
      Each month, distributions on the collateral certificate will be allocated to each series of notes (including Series 2007-1) as described in the accompanying prospectus, and then paid to the noteholders or allocated to the principal funding account, the reserve account, or the spread account to make payments as further specified below in “Deposit and Application of Funds.”
      Funds on deposit in the principal funding account will be used to make payments of principal on the Series 2007-1 notes when such payments are due. Payments of interest and principal will be due in the month when the funds are available to be distributed, deposited into the accounts, or in later months.
      If the issuing entity anticipates that Series 2007-1 Available Principal Amounts will not be enough to pay the stated principal amount of a note on its scheduled principal payment date, the issuing entity may begin to apply Series 2007-1 Available Principal Amounts in months before the scheduled principal payment date and deposit those funds into the principal funding account.
      On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “Deposit and Application of Funds — Targeted Deposits of Available Principal Amounts to the Principal Funding Account — Accumulation Deposits” in this prospectus supplement or on the first distribution date after an early redemption event or event of default and acceleration occurs, if there is a shortfall in the amount of Series 2007-1 Finance Charge Amounts available to pay interest on the Series 2007-1 notes, the amount of such shortfall will be withdrawn from the reserve account to the extent available, and will be treated as Series 2007-1 Finance Charge Amounts as described under “Deposit and Application of Funds — Series 2007-1 Finance Charge Amounts” and “— Withdrawals From the Reserve Account” in this prospectus supplement and “The Master Trust — Application of Collections” in the prospectus.
     Limited Recourse to the Issuing Entity; Security for the Notes
      The collateral certificate is allocated a portion of collections of Finance Charge Receivables, collections of Principal Receivables, its share of the payment obligation on the master trust servicing fee and its share of defaults on Principal Receivables in the master trust based on the investor percentage. Series 2007-1 and the other series of notes are secured by a shared security interest in the collateral certificate and the collection account of the issuing entity, but each series of notes (including Series 2007-1) is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement. Therefore, only a portion of the collections allocated to the collateral certificate are available to Series 2007-1. Similarly, Series 2007-1 notes are entitled only to their allocable share of Series 2007-1 Finance Charge Amounts, Series 2007-1 Available Principal Amounts, amounts on deposit in the applicable issuing entity trust accounts, and proceeds of the sale of credit card receivables by the master trust. Noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on the notes.
Early Redemption of the Notes
      The early redemption events applicable to all notes are described in “The Indenture — Early Redemption Events” in the prospectus. In addition, if for any date the average Portfolio Yield for any three consecutive monthly periods is less than the average Base Rate for such three consecutive monthly periods, an early redemption event for the Series 2007-1 notes will occur.
Deposit and Application of Funds
       The indenture specifies how Finance Charge Amounts (primarily consisting of collections of Finance Charge Receivables allocated and paid to the collateral certificateholder) and Available Principal Amounts (primarily consisting of collections of Principal Receivables allocated and paid to the collateral certificateholder) will be allocated among the multiple series of notes issued by the issuing entity and secured by the collateral certificate. The Series 2007-1 indenture supplement specifies how Series 2007-1 Finance Charge Amounts (which are Series 2007-1’s share of Finance Charge Amounts plus other amounts treated as Series 2007-1 Finance Charge Amounts) and Series 2007-1 Available Principal Amounts (which are the Series 2007-1’s share of Available Principal Amounts plus other amounts treated as Series 2007-1 Available Principal Amounts) will be distributed or deposited into the issuing entity trust accounts established for Series 2007-1 to provide for the payment of interest on and principal of the Series 2007-1 notes as payments become due. In addition, the Series 2007-1 indenture supplement specifies how defaults on Principal Receivables in the master trust and the master trust servicing fee will be allocated to the collateral certificate and Series 2007-1. The following sections summarize those provisions.
Series 2007-1 Finance Charge Amounts
      Series 2007-1 Finance Charge Amounts will consist of the following amounts:

•	Series 2007-1’s share of collections of Finance Charge Receivables allocated and paid to the collateral certificateholder and investment earnings on funds held in the collection account. See “Sources of Funds to Pay the Notes — Deposit and Application of Funds” in the prospectus.

•	Withdrawals from the reserve account.

On each distribution date from and after no later than 3 months prior to March 1, 2011, the indenture trustee, acting pursuant to the servicer’s instructions, will deposit Series 2007-1 Finance Charge Amounts remaining after giving effect to the first six applications as described under

“— Application of Series 2007-1 Finance Charge Amounts” below up to 0.5% of the aggregate outstanding dollar principal amount of Series 2007-1 into the reserve account.

On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account—Accumulation Deposits” below or on or before the first distribution date after an early redemption event or an event of default and acceleration occurs, a withdrawal will be made from the reserve account to assist in the payment of interest on the Series 2007-1 notes, and the amount of this withdrawal will be included as Series 2007-1 Finance Charge Amounts.

•	Any Shared Excess Finance Charge Amounts allocable to Series 2007-1.

See “— Shared Excess Finance Charge Amounts” below.

Application of Series 2007-1 Finance Charge Amounts
      On each distribution date, the indenture trustee will apply Series 2007-1 Finance Charge Amounts as follows:

•	first, an amount equal to Class A Monthly Interest for that distribution date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A noteholders on a prior distribution date, plus the amount of any Class A Additional Interest for that distribution date and any Class A Additional Interest previously due but not distributed to the Class A noteholders on a prior distribution date, to the paying agent for payment to the Class A noteholders;

•	second, an amount equal to Class B Monthly Interest for that distribution date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B noteholders on a prior distribution date, plus the amount of any Class B Additional Interest for that distribution date and any Class B Additional Interest previously due but not distributed to the Class B noteholders on a prior distribution date, to the paying agent for payment to the Class B noteholders;

•	third, to pay Series 2007-1’s share of the master trust servicing fee, plus any previously due and unpaid master trust servicing fee allocable to Series 2007-1, to the servicer (unless this amount of the servicing fee or a portion of it is netted against deposits in the collection account as described in “The Master Trust — Application of Collections” in the prospectus);

•	fourth, an amount equal to Class C Monthly Interest for that distribution date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C noteholders on a prior distribution date, plus the amount of any Class C Additional Interest for that distribution date and any Class C Additional Interest previously due but not distributed to the Class C noteholders on a prior distribution date, to the paying agent for payment to the Class C noteholders;

•	fifth, to be treated as Series 2007-1 Available Principal Amounts in an amount equal to the Series 2007-1 Investor Default Amount for the preceding month;

•	sixth, to be treated as Series 2007-1 Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of the Series 2007-1 notes;

•	seventh, to make the targeted deposit to the reserve account, if any;

•	eighth, to make the targeted deposit to the spread account, if any;

•	ninth, if an event of default and acceleration occurs, to be treated as Series 2007-1 Available Principal Amounts in an amount up to the outstanding dollar principal amount of the notes minus the amount of Series 2007-1 Available Principal Amounts (not taking into account amounts available pursuant to this clause) and any amounts on deposit in the principal funding account, if any;

•	tenth, to be treated as Shared Excess Finance Charge Amounts for other series of notes issued by the issuing entity; and

•	eleventh, to be treated as excess finance charge collections for series of investor certificates (other than the collateral certificate) issued by the master trust.
Determination of Monthly Interest
      Class A Monthly Interest. The amount of Class A Monthly Interest distributable for the Class A notes on any distribution date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (B) the Class A note rate and (ii) the outstanding dollar principal amount of the Class A notes as of the close of business on the last day of the prior monthly period.
      On the determination date prior to each distribution date, the servicer shall determine the Class A Interest Shortfall. If the Class A Interest Shortfall for any distribution date is greater than zero, the Class A Additional Interest shall be payable as described above under “— Application of Series 2007-1 Finance Charge Amounts” to the Class A notes on each distribution date following that distribution date to and including the distribution date on which that Class A Interest Shortfall is paid to the Class A noteholders.
      Class B Monthly Interest. The amount of Class B Monthly Interest distributable for the Class B notes on any distribution date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (B) the Class B note rate and (ii) the outstanding dollar principal amount of the Class B notes as of the close of business on the last day of the prior monthly period.
      On the determination date prior to each distribution date, the servicer shall determine the Class B Interest Shortfall. If the Class B Interest Shortfall for any distribution date is greater than zero, the Class B Additional Interest shall be payable as described above under “— Application of Series 2007-1 Finance Charge Amounts” to the Class B notes on each distribution date following that distribution date to and including the distribution date on which that Class B Interest Shortfall is paid to the Class B noteholders.
      Class C Monthly Interest. The amount of Class C Monthly Interest distributable for the Class C notes on any distribution date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (B) the Class C note rate and (ii) the outstanding dollar principal amount of the Class C notes as of the close of business on the last day of the prior monthly period.
      On the determination date prior to each distribution date, the servicer shall determine the Class C Interest Shortfall. If the Class C Interest Shortfall for any distribution date is greater than zero, the Class C Additional Interest shall be payable as described above under “— Application of Series 2007-1 Finance Charge Amounts” to the Class C notes on each distribution date following that distribution date to and including the distribution date on which that Class C Interest Shortfall is paid to the Class C noteholders.
Allocations of Reductions from Charge-Offs
      On each distribution date if and when the Series 2007-1 Investor Default Amount exceeds the remaining Series 2007-1 Finance Charge Amounts available after giving effect to the first four clauses described under “— Application of Series 2007-1 Finance Charge Amounts” above for the prior month, the amount of such excess will be allocated on that date to each class of the Series 2007-1 notes as set forth below.
      Such amount will first be allocated to the Class C notes, however no such allocation of charge-offs will reduce the nominal liquidation amount of any Class C notes below zero. Second, any remaining amounts not allocated to the Class C notes will be allocated to the Class B notes, however no such allocation will reduce the nominal liquidation amount of any Class B notes below zero. Finally, any remaining amounts not allocated to the Class C notes or the Class B notes as described in the preceding sentences will be allocated to the Class A notes until the nominal liquidation amount of the Class A notes is zero.
      For each class of notes, the nominal liquidation amount of that class will be reduced by an amount equal to the amount of the Series 2007-1 Investor Default Amount that is allocated to that class of notes as described above.
Allocations of Reimbursements of Nominal Liquidation Amount Deficits
      If there are Series 2007-1 Finance Charge Amounts available after the first five applications described under “— Application of Series 2007-1 Finance Charge Amounts” above to reimburse any Nominal Liquidation Amount Deficits on any distribution date, such funds will be allocated to a class of notes as follows:

•	first, to the Class A notes,

•	second, to the Class B notes, and

•	third, to the Class C notes.
      In no event will the nominal liquidation amount of a class of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such class.
Series 2007-1 Available Principal Amounts
      Series 2007-1 Available Principal Amounts will consist of the following items:

•	Series 2007-1’s share of collections of Principal Receivables allocated and paid to the collateral certificateholder.

•	Any Shared Excess Available Principal Amounts from other series of notes available to Series 2007-1.

•	The amount of Series 2007-1 Finance Charge Amounts to be treated as Series 2007-1 Available Principal Amounts as described in “— Application of Series 2007-1 Finance Charge Amounts” above.
Application of Series 2007-1 Available Principal Amounts
      On each distribution date, the indenture trustee will apply Series 2007-1 Available Principal Amounts as follows:

•	first, for each month, if Series 2007-1 Finance Charge Amounts are insufficient to pay Class A Monthly Interest, then Series 2007-1 Available Principal Amounts (in an amount not to exceed the nominal liquidation amount of the Class B notes and the Class C notes as of that distribution date after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above) shall be distributed to the paying agent for payment to the Class A noteholders equal to the amount of the deficiency of the targeted amount to be deposited into the collection account for the Class A notes;

•	second, for each month, if Series 2007-1 Finance Charge Amounts are insufficient to pay Class B Monthly Interest, then Series 2007-1 Available Principal Amounts (in an amount not to exceed the nominal liquidation amount of the Class C notes as of that distribution date after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above minus the aggregate amount of Series 2007-1 Available Principal Amounts reallocated as described in the first clause above) shall be distributed to the paying agent for payment to the Class B noteholders equal to the amount of the deficiency of the targeted amount to be deposited into the collection account for the Class B notes;

•	third, for each month, if Series 2007-1 Finance Charge Amounts are insufficient to pay the portion of the master trust servicing fee allocable to Series 2007-1, then Series 2007-1 Available Principal Amounts (in an amount not to exceed the aggregate nominal liquidation amount of the Class B notes and the Class C notes as of that distribution date after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above minus the aggregate amount of Series 2007-1 Available Principal Amounts reallocated as described in the first and second clauses above) will be paid to the servicer in an amount equal to the deficiency;

•	fourth, to make the targeted deposits to the principal funding account as described below under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account;”

•	fifth, to be treated, to the extent needed, as Shared Excess Available Principal Amounts for the benefit of other series of notes in Group A; and

•	sixth, to be treated as Shared Principal Collections for the benefit of series of investor certificates (other than the collateral certificate) issued by the master trust.
      A series of notes for which credit card receivables have been sold by the master trust as described in “— Sale of Credit Card Receivables” below will not be entitled to receive any further allocations of Finance Charge Amounts or Available Principal Amounts.
      The Invested Amount of the collateral certificate is the sum of the nominal liquidation amounts of each series of notes issued by the issuing entity and outstanding and, therefore, will be reduced by the amount of Available Principal Amounts used to make deposits into any issuing entity trust account for a series, payments to the servicer and deposits into the principal funding account for a series. If the Invested Amount of the collateral certificate is reduced because Available Principal Amounts have been used to make deposits into any issuing entity trust account or payments to the servicer or because of charge-offs due to uncovered defaults on Principal Receivables in the master trust, the amount of Finance Charge Amounts and Available Principal Amounts allocated to the collateral certificate and the amount of Series 2007-1 Finance Charge Amounts and Series 2007-1 Available Principal Amounts will be reduced unless the reduction in the Invested Amount is reimbursed from amounts described above in the sixth item in “ — Application of Series 2007-1 Finance Charge Amounts.”
Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of Series 2007-1 Available Principal Amounts
      Each reallocation of Series 2007-1 Available Principal Amounts to cover shortfalls in interest for the Class A notes as described in the first clause of “— Application of Series 2007-1 Available Principal Amounts” above will reduce the nominal liquidation amount of the Class C notes (after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above).
      Each reallocation of Series 2007-1 Available Principal Amounts to cover shortfalls in interest for the Class A notes as described in the first clause of “— Application of Series 2007-1 Available Principal Amounts” above which does not reduce the nominal liquidation amount of Class C notes pursuant to the preceding paragraph will reduce the nominal liquidation amount of the Class B notes (after giving effect to any reductions described under “— Allocations of Reductions from Charge-Offs” above).
      Each reallocation of Series 2007-1 Available Principal Amounts to cover shortfalls in interest for the Class B notes as described in the second clause of “— Application of Series 2007-1 Available Principal Amounts” above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs and any reductions described under “Allocations of Reductions from Charge-Offs” above) of the Class C notes.
      Each reallocation of Series 2007-1 Available Principal Amounts paid to the servicer as described in the third clause of “— Application of Series 2007-1 Available Principal Amounts” above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs and any reductions described under “— Allocations of Reductions from Charge-Offs” above) of the Class C notes.

      Each reallocation of Series 2007-1 Available Principal Amounts paid to the servicer as described in the third clause of “— Application of Series 2007-1 Available Principal Amounts” above which does not reduce the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs and any reductions described under “— Allocations of Reductions from Charge-Offs”) of the Class B notes.
      None of such reallocations will reduce the nominal liquidation amount of the Class B notes or the Class C notes below zero.
Limit on Allocations of Series 2007-1 Available Principal Amounts and Series 2007-1 Finance Charge Amounts
      Each class of notes will not be allocated Series 2007-1 Available Principal Amounts and Series 2007-1 Finance Charge Amounts solely to the extent of its nominal liquidation amount. Therefore, if the nominal liquidation amount of any class of notes has been reduced due to reallocations of Series 2007-1 Available Principal Amounts to cover payments of interest or the master trust servicing fee or due to charge-offs for uncovered defaults on Principal Receivables in the master trust, such class of notes will not be allocated Series 2007-1 Available Principal Amounts or Series 2007-1 Finance Charge Amounts to the extent of such reductions. However, any other amounts allocated to Series 2007-1, any funds in the principal funding account, and in the case of Class C notes, any funds in the spread account, will still be available to pay principal of and interest on that class of notes. If the nominal liquidation amount of a class of notes has been reduced due to reallocation of Series 2007-1 Available Principal Amounts to pay interest on senior classes of notes or the master trust servicing fee, or due to charge-offs for uncovered defaults on Principal Receivables in the master trust, it is possible for that class’s nominal liquidation amount to be increased by allocations of Series 2007-1 Finance Charge Amounts. However, there are no assurances that there will be any Series 2007-1 Finance Charge Amounts for such allocations.
Targeted Deposits of Available Principal Amounts to the Principal Funding Account
      The amount targeted to be deposited into the principal funding account in any month will be the highest of the following amounts. For any month in which the full targeted deposit was not made, the related amount targeted below for the following month will include the amount of the shortfall.

•	Principal Payment Date. For the month before the scheduled principal payment date of the Series 2007-1 notes, the deposit targeted for that month is equal to the nominal liquidation amount of Series 2007-1 as of the close of business on the last day of such month, determined after giving effect to any charge-offs for uncovered defaults on Principal Receivables in the master trust and any reallocations, payments or deposits allocated to that series occurring on the distribution date with respect to that month.

•	Accumulation Deposits. Each month beginning with March 1, 2011, the deposit targeted to be made into the principal funding account for Series 2007-1 will be $35,416,666.67. The issuing entity may postpone the date of the targeted deposits under the previous sentence. If the issuing entity and the servicer determine that less than twelve months would be required to accumulate Series 2007-1 Available Principal Amounts necessary to pay the Series 2007-1 notes on its scheduled principal payment date, using conservative historical information about payment rates of Principal Receivables under the master trust and after taking into account all of the other expected payments of principal of the master trust investor certificates and notes to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.

•	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If the Series 2007-1 notes have been accelerated after the occurrence of an event of default during a month, or an early redemption event or other optional or mandatory redemption has occurred with respect to the Series 2007-1 notes, the deposit targeted for the Series 2007-1 notes with respect to that month and each following month will equal the nominal liquidation amount of the

Series 2007-1 notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the distribution date with respect to that month.

Withdrawals from the Principal Funding Account
      On each principal payment date, with respect to the Series 2007-1 notes, an amount equal to the principal due on the Series 2007-1 notes will be withdrawn from the principal funding account and paid to the paying agent; provided, however, that the aggregate amount remitted to the paying agent will not exceed the outstanding dollar principal amount of the Series 2007-1 notes. Payments made by the paying agent on each principal payment date shall be made first to the Class A noteholders, until payment in full of the outstanding principal amount of the Class A notes, second to the Class B noteholders, until payment in full of the outstanding principal amount of the Class B notes, and third to the Class C noteholders, until payment in full of the outstanding principal amount of the Class C notes.
Calculation of Nominal Liquidation Amounts
      On or before each distribution date, the issuing entity shall calculate the nominal liquidation amount of the Class A notes which shall be the following amount:

(i) the initial dollar principal amount of the Class A notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class A notes as described in the sixth clause of “— Application of Series 2007-1 Finance Charge Amounts” above on or before that date determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the aggregate amount of the reduction of the nominal liquidation amount of Class A notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class A notes; minus

(iv) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) and (y) the outstanding dollar principal amount of the Class A notes; minus

(v) the aggregate amount of principal payments made to the Class A noteholders on or before that date;
provided, however, that (1) the nominal liquidation amount of the Class A notes may never be less than zero, (2) the nominal liquidation amount of the Class A notes may never be greater than the outstanding dollar principal amount of the Class A notes and (3) the nominal liquidation amount of the Class A notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.
      On or before each distribution date, the issuing entity shall calculate the nominal liquidation amount of the Class B notes which shall be the following amount:

(i) the initial dollar principal amount of the Class B notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class B notes as described in the sixth clause of “— Application of Series 2007-1 Finance Charge Amounts” above determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the amount of the reduction of the nominal liquidation amount of Class B notes resulting from any reallocations of Series 2007-1 Available Principal Amounts as described in the first and third clauses of “— Application of Series 2007-1 Available Principal Amounts” above on or before such date; minus

(iv) the aggregate amount of the reduction of the nominal liquidation amount of Class B notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class B notes; minus

(v) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) minus the Adjusted Outstanding Dollar Principal Amount of the Class A notes and (y) the outstanding dollar principal amount of the Class B notes; minus

(vi) the aggregate amount of principal payments made to the Class B noteholders on or before that date;
provided, however, that (1) the nominal liquidation amount of the Class B notes may never be less than zero, (2) the nominal liquidation amount of the Class B notes may never be greater than the outstanding dollar principal amount of the Class B notes and (3) the nominal liquidation amount of the Class B notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.
      On or before each distribution date, the issuing entity shall calculate the nominal liquidation amount of the Class C notes which shall be the following amount:

(i) the initial dollar principal amount of the Class C notes, plus

(ii) the aggregate amount of all reimbursements of the Nominal Liquidation Amount Deficit for the Class C notes as described in the sixth clause of “— Application of Series 2007-1 Finance Charge Amounts” above determined as described in “— Allocation of Reimbursements of Nominal Liquidation Amount Deficits” above; minus

(iii) the amount of the reduction of the nominal liquidation amount of Class C notes resulting from any reallocations of Series 2007-1 Available Principal Amounts as described in the first, second and third clauses of “— Application of Series 2007-1 Available Principal Amounts” above on or before such date; minus

(iv) the aggregate amount of the reduction of the nominal liquidation amount of Class C notes resulting from an allocation of charge-offs on or before that date, as described in “— Allocations of Reductions from Charge-Offs” above for the Class C notes; minus

(v) an amount equal to the lesser of (x) the aggregate amount on deposit in the principal funding account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on such date) minus the aggregate of the Adjusted Outstanding Dollar Principal Amounts of the Class A notes and the Class B notes and (y) the outstanding dollar principal amount of the Class C notes; minus

(vi) the aggregate amount of principal payments made to the Class C noteholders on or prior to such date;
provided, however, that (1) the nominal liquidation Amount of the Class C notes may never be less than zero, (2) the nominal liquidation amount of the Class C notes may never be greater than the outstanding dollar principal amount of the Class C notes and (3) the nominal liquidation amount of the Class C notes following a sale of receivables as described under “— Sale of Credit Card Receivables” below will be zero.
      The nominal liquidation amount for Series 2007-1 will be the sum of the nominal liquidation amounts of the Class A notes, the Class B notes and the Class C notes.
Sale of Credit Card Receivables
      Credit card receivables may be sold upon an event of default and acceleration with respect to the Series 2007-1 notes and on the legal maturity date of those notes. See “The Indenture — Events of Default” and “The Master Trust — Pay Out Events” in the prospectus.

      If the Series 2007-1 notes have an event of default and are accelerated before their legal maturity date, the master trust may sell credit card receivables in an amount up to the nominal liquidation amount of Series 2007-1 plus any accrued, past due or additional interest on Series 2007-1 if the conditions described in “The Indenture — Events of Default” in the prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of Series 2007-1. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the Series 2007-1 notes consent;

•	the net proceeds of such sale (plus amounts on deposit in the applicable issuing entity trust accounts) would be sufficient to pay all amounts due on the Series 2007-1 notes; or

•	if the indenture trustee determines that the funds to be allocated to the Series 2007-1 notes, including the Series 2007-1 Finance Charge Amounts and Series 2007-1 Available Principal Amounts, and amounts on deposit in the applicable accounts may not be sufficient on an ongoing basis to make all payments on the Series 2007-1 notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the Series 2007-1 noteholders consent to the sale.
      If principal of or interest on the Series 2007-1 notes has not been paid in full on its legal maturity date (after giving effect to any allocations, deposits and distributions to be made on such date), the sale will automatically take place and the proceeds from such a sale will be immediately paid to the Series 2007-1 noteholders.
      The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the Series 2007-1 notes that directed the sale to be made. The nominal liquidation amount of the Series 2007-1 notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, no more Series 2007-1 Available Principal Amounts or Series 2007-1 Finance Charge Amounts will be allocated to Series 2007-1.
      A series of notes that has directed sales of credit card receivables is not outstanding under the indenture.
      After giving effect to a sale of receivables for the Series 2007-1 notes, the amount of proceeds may be less than the outstanding dollar principal amount of Series 2007-1. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the receivables was less than the outstanding dollar principal amount. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the spread account.
      Any amount remaining on deposit in any issuing entity trust account for the Series 2007-1 notes that has received final payment as described in “— Final Payment of the Notes” below and that has caused a sale of receivables will be treated as Series 2007-1 Finance Charge Amounts and be allocated as described in “— Application of Series 2007-1 Finance Charge Amounts.”
Targeted Deposits to the Spread Account
      The spread account will initially not be funded. The spread account will not be funded unless and until the quarterly Excess Finance Charge Percentage falls below a level set forth in “Prospectus Supplement Summary — Credit Enhancement — Spread Account.” The spread account will be funded on each distribution date, as necessary, from Series 2007-1 Finance Charge Amounts as described above under “— Application of Series 2007-1 Finance Charge Amounts.”

Withdrawals from the Spread Account
      Withdrawals will be made from the spread account, but in no event more than the amount on deposit in the spread account, in the following order:

•	Payments of Interest. If the amount available to pay Class C Monthly Interest is insufficient to pay in full the amounts which are required, the amount of the deficiency will be withdrawn from the spread account and paid to the Class C noteholders in respect of interest on the Class C notes.

•	Payments of Principal. If, on and after the earliest to occur of (i) the date on which Series 2007-1 is accelerated pursuant to the indenture following an event of default with respect to Series 2007-1, (ii) any date on or after the scheduled principal payment date on which the Class A notes and the Class B notes have been paid in full and the amount on deposit in the principal funding account available to pay principal of the Class C notes plus the aggregate amount on deposit in the spread account for the Class C notes equals or exceeds the outstanding dollar principal amount of such Class C notes and (iii) the legal maturity date, the Class A notes and the Class B notes have been paid in full and the amount on deposit in the principal funding account is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency in the principal funding account for the payment of principal of the Class C notes will be withdrawn from the spread account and deposited into the principal funding account for the Class C notes on the distribution date before the date of the applicable withdrawal required as described in “— Withdrawals from the Principal Funding Account” above.

•	Withdrawal of Excess Amounts. If the aggregate amount of deposit in the spread account exceeds the amount required to be on deposit in the spread account, the amount of such excess will be withdrawn from the spread account and paid to the issuing entity. Upon payment in full of the Class C notes, any amount on deposit in the spread account will be paid to the issuing entity.
Targeted Deposits to the Reserve Account
      If more than one accumulation deposit is targeted for a series of notes, the reserve account will be funded for such series no later than three months prior to the date on which an accumulation deposit is first targeted for such series as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account” above. The reserve account for a series of notes will be funded on each distribution date, as necessary, from Series 2007-1 Finance Charge Amounts as described under “— Application of Series 2007-1 Finance Charge Amounts” above.
Withdrawals from the Reserve Account
      Withdrawals will be made from the reserve account, but in no event more than the amount on deposit in the reserve account, in the following order:

•	Interest. On each distribution date when amounts are targeted to be deposited into the principal funding account as described under “— Targeted Deposits of Available Principal Amounts to the Principal Funding Account — Accumulation Deposits” or on or before the first distribution date after an early redemption event or an event of default and acceleration occurs, the issuing entity will calculate for each class of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding account for Series 2007-1 over the amount of interest that would have accrued on such deposit if such investments had borne interest at the applicable note interest rate (or other rate specified in the Series 2007-1 indenture supplement) for the prior month. If there is any such shortfall for that distribution date, or any unpaid shortfall from any earlier distribution date, the issuing entity will withdraw the sum of those amounts from the reserve account, to the extent available, and treat such amounts as Series 2007-1 Finance Charge Amounts for such month.

•	Payment to Issuing Entity. Upon the earlier to occur of (i) the payment in full of the Series 2007-1 and (ii) the first distribution date on or following an early redemption event for the

Series 2007-1 notes, after any withdrawals described above on such date any remaining amount on deposit in the reserve account will be paid to the issuing entity.

Final Payment of the Notes
      Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Available Principal Amounts will be allocated to pay principal on the notes only up to their nominal liquidation amount, which will be reduced for charge-offs due to uncovered defaults of Principal Receivables in the master trust and reallocations of Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust servicing fee allocable to such notes. In addition, if a sale of receivables occurs, as described in “— Sale of Credit Card Receivables” above, the amount of receivables sold will be limited to the nominal liquidation amount of, plus any accrued, past due or additional interest on, Series 2007-1. If the nominal liquidation amount of Series 2007-1 has been reduced, Series 2007-1 noteholders will receive full payment of principal only to the extent proceeds from the sale of receivables or amounts previously deposited in an issuing entity trust account for the Series 2007-1 notes are sufficient to pay the full principal amount.
      On the date of a sale of receivables, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, Series 2007-1.
      The Series 2007-1 notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on the Series 2007-1 notes;

•	the date on which the outstanding dollar principal amount of the Series 2007-1 notes is reduced to zero, and all accrued, past due or additional interest on the Series 2007-1 notes is paid in full;

•	the legal maturity date of the Series 2007-1 notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date; or

•	the date on which a sale of receivables has taken place with respect to Series 2007-1, as described in “— Sale of Credit Card Receivables” above.
Shared Excess Finance Charge Amounts
      Series 2007-1 Finance Charge Amounts for any month remaining after making the ninth application described under “— Application of Series 2007-1 Finance Charge Amounts” above will be available for allocation to other series of notes in Group A. Such excess including excesses, if any, from other series of notes in Group A, called Shared Excess Finance Charge Amounts, will be allocated to cover certain shortfalls in Finance Charge Amounts for series of notes in Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed Shared Excess Finance Charge Amounts for any month, Shared Excess Finance Charge Amounts will be allocated pro rata among the applicable series in Group A based on the relative amounts of those shortfalls in Finance Charge Amounts. To the extent that Shared Excess Finance Charge Amounts exceed those shortfalls, the balance will, first, be treated as excess finance charge collections to cover similar shortfalls, if any, in finance charge collections for series of investor certificates (other than the collateral certificate) issued by the master trust. For Series 2007-1, Shared Excess Finance Charge Amounts, to the extent available and allocated to Series 2007-1, will cover shortfalls in the first six applications described in “— Application of Series 2007-1 Finance Charge Amounts” above.
Shared Excess Available Principal Amounts
      For any month, Series 2007-1 Available Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “— Application of Series 2007-1 Available

Principal Amounts” above will be available for allocation to other series of notes in Group A. Such amounts, including excesses, if any, from other series of notes in Group A, called Shared Excess Available Principal Amounts, will be allocated to cover shortfalls in Available Principal Amounts for other series of notes in Group A, if any, which have not been covered out of Available Principal Amounts allocable to such series. If these shortfalls exceed Shared Excess Available Principal Amounts for any month, Shared Excess Available Principal Amounts will be allocated pro rata among the applicable series of notes in Group A based on the relative amounts of those shortfalls. To the extent that Shared Excess Available Principal Amounts exceed those shortfalls, the balance will be treated as Shared Principal Collections to cover shortfalls, if any, in principal collections for series of investor certificates (other than the collateral certificate) issued by the master trust. For the Series 2007-1 notes, Shared Excess Available Principal Amounts, to the extent available and allocated to the Series 2007-1 notes, will cover shortfalls in the first four applications described in “— Application of Series 2007-1 Available Principal Amounts” above.

Underwriting
       Subject to the terms and conditions of the underwriting agreement for the Series 2007-1 notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Series 2007-1 notes set forth opposite its name:

Class A Underwriters	Principal Amount

Credit Suisse Securities (USA) LLC	$123,959,000
Barclays Capital Inc.	123,958,000
NatCity Investments, Inc.	123,958,000

Total	$371,875,000

Class B Underwriter	Principal Amount

Credit Suisse Securities (USA) LLC	$25,500,000

Total	$25,500,000

Class C Underwriter	Principal Amount

Credit Suisse Securities (USA) LLC	$27,625,000

Total	$27,625,000

      In the underwriting agreement, the underwriters of the Class A notes (the “Class A underwriters”) have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class A notes offered hereby if any of the Class A notes are purchased, the underwriter of the Class B notes (the “Class B underwriter”) has agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class B notes offered hereby if any of the Class B notes are purchased, and the underwriter of the Class C notes (the “Class C underwriter”) has agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Class C notes offered hereby if any of the Class C notes are purchased.
      The Class A underwriters propose initially to offer the Class A notes to the public at 100% of their principal amount and to certain dealers at that price less concessions not in excess of 0.150% of the principal amount of the Class A notes. The Class A underwriters may allow, and the dealers may reallow, concessions not in excess of 0.075% of the principal amount of the Class A notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.
      The Class B underwriter proposes initially to offer the Class B notes to the public at 100% of their principal amount and to certain dealers at that price less concessions not in excess of 0.195% of the principal amount of the Class B notes. The Class B underwriter may allow, and the dealers may reallow, concessions not in excess of 0.0975% of the principal amount of the Class B notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriter.
      The Class C underwriter proposes initially to offer the Class C notes to the public at 100% of their principal amount and to certain dealers at that price less concessions not in excess of 0.225% of the principal amount of the Class C notes. The Class C underwriter may allow, and the dealers may reallow, concessions not in excess of 0.1125% of the principal amount of the Class C notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class C underwriter.
      After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

      NatCity Investments, Inc., a Class A underwriter, is an affiliate of National City Bank.
      In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the bank and its affiliates.
      Each underwriter of the Series 2007-1 notes has agreed that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Series 2007-1 notes in, from or otherwise involving the United Kingdom; and

•	it has only and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Series 2007-1 notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.
      In connection with the sale of the Series 2007-1 notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling the Series 2007-1 notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of the Series 2007-1 notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase the Series 2007-1 notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which the underwriters reclaim a selling concession from a syndicate member when any of the Series 2007-1 notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.
      These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 2007-1 notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.
      The issuing entity and the bank will, jointly and severally, indemnify the underwriters, agents and their controlling persons against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.
      The issuing entity will receive proceeds of approximately $423,883,843.75 from the sale of the notes (representing 99.750% of the principal amount of each Class A note, 99.675% of the principal amount of each Class B note, and 99.625% of the principal amount of each Class C note) after paying the underwriting discount of $1,116,156.25 (representing 0.250% of the principal amount of each Class A note, 0.325% of the principal amount of each Class B note, and 0.375% of the principal amount of each Class C note). Proceeds to the issuing entity will be paid to the bank. See “Use of Proceeds” in the prospectus. Additional offering expenses, which will be paid by the bank, are estimated to be $550,000.00.
      In connection with this offering, the underwriters have agreed to pay the bank for certain expenses incurred by the bank in issuing the notes.

Glossary of Defined Terms
       “Base Rate” means, for any monthly period, the annualized equivalent of a fraction:

•	the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest and the Series 2007-1 Monthly Servicing Fee for the related distribution date; and

•	the denominator of which is the nominal liquidation amount as of the last day of the preceding monthly period.
      “Class A Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class A note interest rate, and

(2) the Class A Interest Shortfall.
      “Class A Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class A Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class A Monthly Interest on that distribution date.
      “Class A Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class A note interest rate, and

(2) the outstanding dollar principal amount of the Class A notes as of the close of business on the last day of the prior monthly period.
      “Class B Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class B note interest rate, and

(2) the Class B Interest Shortfall.
      “Class B Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class B Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class B Monthly Interest on that distribution date.
      “Class B Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class B note interest rate, and

(2) the outstanding dollar principal amount of the Class B notes as of the close of business on the last day of the prior monthly period.
      “Class C Additional Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class C note interest rate, and

(2) the Class C Interest Shortfall.

      “Class C Interest Shortfall” means, for any distribution date, the excess, if any, of:

(1) the Class C Monthly Interest for that distribution date, over

(2) the aggregate amount of funds allocated and available to pay Class C Monthly Interest on that distribution date.
      “Class C Monthly Interest” means, for any distribution date, an amount equal to the product of:

(1)(a) a fraction, the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, times (b) the Class C note interest rate, and

(2) the outstanding dollar principal amount of the Class C notes as of the close of business on the last day of the prior monthly period.
      “Excess Finance Charge Percentage” shall mean, with respect to any distribution date, the amount, if any, by which the Portfolio Yield for the preceding month exceeds the Base Rate for such month.
      “LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuing entity at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the beneficiary of the issuing entity, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.
      “LIBOR Determination Date” means (i) March 16, 2007 for the period from and including the issuance date to but excluding May 15, 2007 and (ii) for each interest period thereafter, the second London Business Day prior to the interest payment date on which such interest period commences.
      “London Business Day” means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.
      “Nominal Liquidation Amount Deficit” means, for any class or series of notes, the Adjusted Outstanding Dollar Principal Amount minus the nominal liquidation amount of that class or series.
      “Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

—	the Series 2007-1 Finance Charge Amounts for the related distribution date; plus

—	the net investment earnings, if any, in the principal funding account for the Series 2007-1 notes on such distribution date; plus

—	the amount withdrawn from the reserve account for such monthly period as described under “Deposit and Application of Funds — Withdrawals from the Reserve Account” in this prospectus supplement; minus

—	the Investor Default Amount allocated to Series 2007-1 for such monthly period; and

•	the denominator of which is the Weighted Average Finance Charge Allocation Amount of Series 2007-1 for such month.
      “Series 2007-1 Finance Charge Amounts” means, for any month, the amounts to be treated as Series 2007-1 Finance Charge Amounts as described in “Deposit and Application of Funds — Series 2007-1 Finance Charge Amounts” in this prospectus supplement.

      “Series 2007-1 Available Principal Amounts” means, for any month, the sum of (i) the Available Principal Amounts allocated to Series 2007-1, (ii) any amounts of Series 2007-1 Finance Charge Amounts available to cover defaults on Principal Receivables in the master trust allocable to Series 2007-1 or any deficits in the nominal liquidation amount of the Series 2007-1 notes, (iii) any amounts of Series 2007-1 Finance Charge Amounts applied as described in the ninth clause under “Deposit and Application of Funds — Application of Series 2007-1 Finance Charge Amounts” in this prospectus supplement and (iv) any Shared Excess Available Principal Amounts allocated to Series 2007-1 as described in “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement.
      “Series 2007-1 Investor Default Amount” means, for any month, the sum, for each day during such month, of:

—	the Investor Default Amounts for each day during such month, times

—	the Finance Charge Allocation Amount for Series 2007-1 for such day, divided by the Finance Charge Allocation Amount for all series of notes for such day.
      “Shared Excess Available Principal Amounts” has the meaning described in “Deposit and Application of Funds — Shared Excess Available Principal Amounts” in this prospectus supplement.
      “Shared Excess Finance Charge Amounts” has the meaning described in “Deposit and Application of Funds — Shared Excess Finance Charge Amounts” in this prospectus supplement.
      “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Annex I
The Bank Portfolio
       The information provided in this Annex I is an integral part of the prospectus supplement and is incorporated by reference into the prospectus supplement.
General
      Set forth below is certain information with respect to the Bank Portfolio. See “The Bank’s Credit Card Activities” in the prospectus. The accounts have been selected from Eligible Accounts (as defined in “Glossary of Defined Terms” in the accompanying prospectus), determined as of the Master Trust Cut-off Date, in the designated portfolio. The Master Trust Portfolio is a portion of the Bank Portfolio that consists of accounts owned by the bank and originated by the bank or institutions acquired by the bank. As of the end of the day on January 31, 2007, the receivables in the Master Trust Portfolio represented approximately 74.6% of the Bank Portfolio. Because the Master Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency, loss, yield and payment rate characteristics of the receivables in the master trust may be different from that set forth below for the Bank Portfolio. We cannot assure you that the delinquency, loss, yield and payment rate characteristics for the receivables in the future will be similar to the historical experience of the Bank Portfolio as set forth below.
Delinquency and Loss Experience
      An account is contractually delinquent if the minimum payment indicated on the cardholder’s statement is not received by the payment due date. In addition, a late fee is assessed at the due date. Efforts to collect contractually delinquent credit card receivables are made by the bank’s service center personnel or the bank’s designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel generally initiate telephone contact with cardholders whose accounts have become from one to sixty days contractually delinquent depending on the risk associated with the cardholder as indicated by an adaptive control system. In the event that initial telephone contact fails to resolve the delinquency, the bank continues to contact the cardholder by telephone and by mail. In certain situations, the bank may enter into arrangements with the cardholders to extend or otherwise change payment schedules and other account terms. Delinquency levels are monitored by collection managers and information is reported regularly to senior management of the bank. Accounts are generally charged off when they become 150 days contractually delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the credit card holder). At that time, they are generally referred to the internal recovery department or, in appropriate circumstances, to outside collection agencies.
      The bank’s account origination, credit evaluation, servicing and charge-off policies and collection practices may change from time to time in accordance with the bank’s business judgment, industry practice, applicable laws and regulations and other factors. These changes may affect the performance of the Master Trust Portfolio and the collectability of the receivables.
      The following table sets forth the delinquency experience for the Bank Portfolio at the dates shown. Any particular segment of the Bank Portfolio may have delinquency characteristics that differ from those of the overall Bank Portfolio. Receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts at the dates shown. We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

A-I-1

Delinquency Experience
The Bank Portfolio

	December 31,

	2006		2005

		Percentage		Percentage
		of Total		of Total
	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$2,558,278,238	100.00%	$2,391,083,966	100.00%
Receivables Delinquent:
30-59 Days	42,657,167	1.67%	39,308,113	1.64%
60-89 Days	28,823,492	1.13	26,708,955	1.12
90-119 Days	21,100,457	0.82	18,360,319	0.77
120-149 Days	16,287,171	0.64	12,917,763	0.54
150 or More Days	1,029,745	0.04	840,292	0.04

Total	$109,898,032	4.30%	$98,135,442	4.11%

	December 31,

	2004		2003		2002

		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$2,517,794,693	100.00%	$2,557,885,054	100.00%	$2,307,433,671	100.00%
Receivables Delinquent:
30-59 Days	34,947,549	1.39%	38,355,060	1.50%	41,377,756	1.79%
60-89 Days	23,202,710	0.92	24,561,873	0.96	25,592,619	1.11
90-119 Days	16,848,258	0.67	17,425,404	0.68	17,771,187	0.77
120-149 Days	14,908,487	0.59	13,956,108	0.55	2,011,469	0.09
150 or More Days	536,377	0.02	570,098	0.02	117,908	0.01

Total	$90,443,381	3.59%	$94,868,543	3.71%	$86,870,939	3.77%

      The following table sets forth the loss experience for credit card accounts in the Bank Portfolio for each of the periods shown. Average receivables outstanding is the average of the daily receivable balance during the period indicated. Gross charge-offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. Recoveries are total recoveries with respect to charged-off accounts owned by the bank. We cannot provide any assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

A-I-2

Loss Experience
The Bank Portfolio

	Year Ended December 31,

	2006	2005

Average Receivables Outstanding	$2,351,873,750	$2,365,030,833
Gross Charge-Offs	113,285,185	169,913,818
Recoveries	18,262,911	14,446,092
Net Charge-Offs	95,022,274	155,467,726
Net Charge-Offs as a percentage of Average Receivables Outstanding	4.04%	6.57%

	Year Ended December 31,

	2004	2003	2002

Average Receivables Outstanding	$2,456,040,000	$2,425,157,058	$2,172,462,417
Gross Charge-Offs	157,658,698	147,119,168	138,356,219
Recoveries	10,670,349	10,528,845	11,612,101
Net Charge-Offs	146,988,349	136,590,323	126,744,118
Net Charge-Offs as a percentage of Average Receivables Outstanding	5.98%	5.63%	5.83%
      The bank’s delinquency and loss rates at any time reflect, among other factors, the credit quality of the credit card accounts, the average seasoning of the bank’s accounts, the success of the bank’s collection efforts and general economic conditions. The industry continues to experience intense competition, which results in increased account turnover and higher costs per account. The bank’s focus continues to be to optimize the profitability of each account within the context of acceptable risk characteristics. As the bank increases market penetration, it will continue to focus on segments of the credit market which have been highly profitable, and the bank believes its delinquency and loss rates will generally follow industry trends.
Revenue Experience
      The following table sets forth the revenues from finance charges and fees billed with respect to and the yield experience for the Bank Portfolio for each of the periods shown. Yield from finance charges and fees is the result of dividing the annual accrued finance charges and fees by the average receivables outstanding for the period. Yield from interchange is the result of dividing the annual revenue attributable to interchange received during the period by the average receivables outstanding for the period.
      The historical yield figures in the following table are calculated on an accrual basis. Collections of receivables included in the trust will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts collected from cardholders. Conversely, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods.
      However, the bank believes that during the periods contained in the following table, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See “Risk Factors” in the accompanying prospectus.

A-I-3

Yield Experience
The Bank Portfolio

	Year Ended December 31,

	2006	2005

Average Receivables Outstanding	$2,351,873,750	$2,365,030,833
Yield from Finance Charges and Fees	14.55%	13.04%
Yield from Interchange	4.88%	4.47%
Yield from Finance Charges, Fees and Interchange	19.43%	17.50%

	Year Ended December 31,

	2004	2003	2002

Average Receivables Outstanding	$2,456,040,000	$2,425,157,058	$2,172,462,417
Yield from Finance Charges and Fees	11.37%	11.10%	12.19%
Yield from Interchange	3.86%	3.51%	3.05%
Yield from Finance Charges, Fees and Interchange	15.23%	14.61%	15.24%
      There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Bank Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in those fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.
      The revenue for the Bank Portfolio shown in the above table is comprised of monthly periodic finance charges, credit card fees and interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Master Trust Portfolio is only a portion of the Bank Portfolio, actual yield with respect to receivables in the trust may be different from that set forth above for the Bank Portfolio. See “Risk Factors” and “The Bank’s Credit Card Activities” in the accompanying prospectus.
Payment Rates
      The following table sets forth the highest, lowest and average cardholder monthly payment rates for the Bank Portfolio during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on payments of Principal Receivables and Finance Charge Receivables with respect to the accounts.
Payment Rates
The Bank Portfolio

	Year Ended December 31,

	2006	2005	2004	2003	2002

Lowest Month	21.72%	19.02%	18.31%	16.02%	16.73%
Highest Month	24.87%	23.73%	21.13%	19.85%	19.47%
Monthly Average	23.79%	21.97%	19.91%	18.91%	18.05%
      The amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

A-I-4

The Master Trust Portfolio
       The receivables conveyed to the master trust arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the pooling and servicing agreement as applied on the Master Trust Cut-Off Date and, for additional accounts, as of the related date of their designation. See “— The Bank Portfolio — General” above. The receivables in the master trust may include receivables that are contractually delinquent. The seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to the master trust all receivables of those additional accounts. Any additional accounts designated must be Eligible Accounts as of the date the seller designates those accounts as additional accounts. We cannot assure you that the delinquency, loss, yield and payment rate characteristics for the receivables in the future will be similar to the historical experience of the Master Trust Portfolio as set forth below.
Delinquency and Loss Experience
      The following table sets forth the delinquency experience for the Master Trust Portfolio for each of the dates shown. See “— The Bank Portfolio — Delinquency and Loss Experience” above for information on the delinquency experience for the Bank Portfolio. Receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts at the dates shown. We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.
Delinquency Experience
Master Trust Portfolio

	December 31,

	2006		2005

		Percentage		Percentage
		of Total		of Total
	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$1,908,969,948	100.00%	$1,831,328,223	100.00%
Receivables Delinquent:
30-59 Days	27,291,140	1.43%	25,889,029	1.41%
60-89 Days	17,908,550	0.94	17,291,967	0.94
90-119 Days	12,774,027	0.67	11,301,309	0.62
120-149 Days	9,622,606	0.50	8,135,133	0.44
150 or More Days	644,423	0.03	534,501	0.03

Total	$68,240,746	3.57%	$63,151,939	3.44%

	December 31,

	2004		2003		2002

		Percentage		Percentage		Percentage
		of Total		of Total		Of Total
	Receivables	Receivables	Receivables	Receivables	Receivables	Receivables

Receivables Outstanding	$1,783,462,779	100.00%	$1,929,438,512	100.00%	$1,734,644,342	100.00%
Receivables Delinquent:
30-59 Days	21,572,870	1.21%	24,453,359	1.27%	26,433,116	1.52%
60-89 Days	14,375,090	0.81	15,131,811	0.78	15,977,609	0.92
90-119 Days	9,984,088	0.56	9,710,769	0.50	11,109,857	0.64
120-149 Days	9,071,141	0.51	7,747,687	0.40	1,329,318	0.08
150 or More Days	373,533	0.02	328,141	0.02	105,393	0.01

Total	$55,376,722	3.11%	$57,371,767	2.97%	$54,955,293	3.17%

      The following table sets forth the loss experience for credit card accounts in the Master Trust Portfolio for each of the periods shown. See “— The Bank Portfolio — Delinquency and Loss Experience” above for information on the loss experience for the Bank Portfolio. Average receivables

A-I-5

outstanding is the average of the daily receivable balance during the periods indicated. Gross charge-offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments. See “The Master Trust — Defaulted Receivables; Rebates and Fraudulent Charges” in the accompanying prospectus for a description of how the Seller Interest will be reduced as a result of such reductions. Recoveries are total recoveries with respect to charged-off accounts in the Master Trust Portfolio. We cannot provide any assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.
Loss Experience
Master Trust Portfolio

	Year Ended December 31,

	2006	2005

Average Receivables Outstanding	$1,730,636,599	$1,713,886,215
Gross Charge-Offs	74,269,731	108,018,356
Recoveries	11,965,445	8,897,138
Net Charge-Offs	62,304,286	99,121,218
Net Charge-Offs as a percentage of Average
Receivables Outstanding	3.60%	5.78%

	Year Ended December 31,

	2004	2003	2002

Average Receivables Outstanding	$1,788,549,477	$1,668,849,084	$1,707,806,751
Gross Charge-Offs	100,304,831	91,050,013	94,596,945
Recoveries	6,702,131	4,873,300	7,261,782
Net Charge-Offs	93,602,700	86,176,713	87,335,163
Net Charge-Offs as a percentage of Average
Receivables Outstanding	5.23%	5.16%	5.11%
      The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 was signed into law on April 20, 2005, and generally became effective on October 17, 2005. The Act extensively amended the Bankruptcy Code and is widely viewed as making it more difficult for some individual debtors to discharge debts in bankruptcy. As a result, there was a significant increase in the number of bankruptcy filings by accountholders taking advantage of the more favorable provisions in the Bankruptcy Code prior to October 17, 2005, which resulted in a one-time increase in net losses for the Master Trust Portfolio for the fourth quarter of 2005. The majority of such increase in net losses was incurred during November 2005.
Revenue Experience
      Each month the bank allocates amounts recovered to the Master Trust Portfolio. Under the pooling and servicing agreement, recoveries allocated to the Master Trust Portfolio are treated as collections of finance charge receivables.
      The following table sets forth the yield experience for the Master Trust Portfolio for each of the periods shown. See “— The Bank Portfolio — Revenue Experience” above for information on the revenue experience for the Bank Portfolio. Yield from finance charges and fees is the result of dividing the annual accrued finance charges and fees by the average receivables outstanding for the period. Yield from interchange is the result of dividing the annual revenue attributable to interchange received during the period by the average receivables outstanding for the period.

A-I-6

Yield Experience
Master Trust Portfolio

	Year Ended December 31,

	2006	2005

Average Receivables Outstanding	$1,730,636,599	$1,713,886,215
Yield from Finance Charges and Fees	14.80%	13.88%
Yield from Interchange	3.99%	3.86%
Yield from Finance Charges, Fees and Interchange	18.79%	17.74%

	Year Ended December 31,

	2004	2003	2002

Average Receivables Outstanding	$1,788,549,477	$1,668,849,084	$1,707,806,751
Yield from Finance Charges and Fees	12.07%	11.96%	12.89%
Yield from Interchange	3.49%	3.31%	3.03%
Yield from Finance Charges, Fees and Interchange	15.55%	15.27%	15.92%
Payment Rates
      The following table sets forth the highest, lowest and average cardholder monthly payment rates for the Master Trust Portfolio during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts of Principal Receivables and Finance Charge Receivables with respect to the accounts. See “— The Bank Portfolio — Payment Rates” above for information on the payment rates for the Bank Portfolio.
Payment Rates
Master Trust Portfolio

	Year Ended December 31,

	2006	2005	2004	2003	2002

Lowest Month	17.95%	16.65%	16.62%	15.80%	16.41%
Highest Month	21.29%	19.81%	18.68%	21.03%	19.15%
Monthly Average	19.51%	18.68%	17.78%	18.00%	17.72%
Renegotiated Loans and Re-Aged Accounts
      The bank may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated loan programs, which include placing them on nonaccrual status, reducing their interest rate, or providing any other concession in terms. In addition, a cardholder’s account may be re-aged to remove existing delinquency. For a detailed description of renegotiated loans and re-aged accounts, see “The Bank’s Credit Card Portfolio — Renegotiated Loans and Re-Aged Accounts” in the prospectus.

A-I-7

The Receivables
       The following tables summarize the Master Trust Portfolio by various criteria as of January 31, 2007. References to “Receivables Outstanding” in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Master Trust Portfolio may change over time, neither these tables nor the information contained in “Prospectus Supplement Summary — The Master Trust — Master Trust Portfolio” in this prospectus supplement describe the composition of the Master Trust Portfolio at any subsequent time.
      If the composition of the Master Trust Portfolio changes over time, noteholders will not be notified of such change. However, monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. See “Where You Can Find More Information” in the accompanying prospectus for information as to how these reports may be accessed.
Composition by Account Balance
Master Trust Portfolio

		Percentage
		of Total		Percentage of
	Number of	Number of		Total
Account Balance Range	Accounts	Accounts(1)	Receivables	Receivables(1)

Credit Balance	11,707	1.0%	$(1,673,184)	(0.1)%
Zero Balance	478,193	42.1	0	0.0
$0.01 to $500	198,862	17.5	36,670,832	2.0
$500.01 to $1,000	73,723	6.5	53,896,877	2.9
$1,000.01 to $1,500	47,726	4.2	59,140,809	3.2
$1,500.01 to $5,000	190,317	16.8	571,958,297	31.2
$5,000.01 to $10,000	106,372	9.4	752,113,943	41.1
$10,000.01 or More	27,958	2.5	360,004,855	19.6

Total	1,134,858	100.0%	$1,832,112,429	100.0%

(1)	Sum may not equal 100% due to rounding.
Composition by Credit Limit
Master Trust Portfolio

		Percentage
		of Total		Percentage of
	Number of	Number of		Total
Credit Limit Range	Accounts	Accounts(1)	Receivables	Receivables(1)

$0 to $500	8,937	0.8%	$1,675,149	0.1%
$500.01 to $1,000	13,879	1.2	4,615,871	0.3
$1,000.01 to $1,500	7,995	0.7	4,596,452	0.3
$1,500.01 to $5,000	182,173	16.1	212,076,102	11.6
$5,000.01 to $10,000	394,255	34.7	648,937,998	35.4
$10,000.01 or More	527,619	46.5	960,210,857	52.4

Total	1,134,858	100.0%	$1,832,112,429	100.0%

(1)	Sum may not equal 100% due to rounding.

A-I-8

Composition by Period of Delinquency
Master Trust Portfolio

		Percentage
		of Total		Percentage of
	Number of	Number of		Total
Period of Delinquency (Days Contractually Delinquent)	Accounts	Accounts(1)	Receivables	Receivables(1)

Not Delinquent	1,108,871	97.7%	$1,706,673,604	93.2%
1 to 29 Days	13,709	1.2	58,736,152	3.2
30 to 59 Days	5,085	0.4	26,146,356	1.4
60 to 89 Days	3,102	0.3	16,962,783	0.9
90 to 119 Days	2,253	0.2	12,673,126	0.7
120 to 149 Days	1,726	0.2	10,118,558	0.6
150 or More Days	112	0.0	801,851	0.0

Total	1,134,858	100.0%	$1,832,112,429	100.0%

(1)	Sum may not equal 100% due to rounding.
Composition by Account Age
Master Trust Portfolio

		Percentage
		of Total		Percentage
	Number of	Number of		of Total
Account Age	Accounts	Accounts(1)	Receivables	Receivables(1)

24 Months or Less	0	0.0%	$0	0.0%
24 to 36 Months	45,829	4.0	67,062,389	3.7
36 to 48 Months	116,242	10.2	184,671,862	10.1
48 to 60 Months	105,960	9.3	148,246,722	8.1
60 to 72 Months	77,919	6.9	118,304,164	6.5
Over 72 Months	788,908	69.5	1,313,827,292	71.7

Total	1,134,858	100.0%	$1,832,112,429	100.0%

(1)	Sum may not equal 100% due to rounding.
Geographic Distribution of Accounts
Master Trust Portfolio

		Percentage
		of Total		Percentage of
	Number of	Number of		Total
State or Territory	Accounts	Accounts(1)	Receivables	Receivables(1)

Ohio	219,437	19.3%	$384,360,165	21.0%
Michigan	220,190	19.4	343,452,806	18.7
Pennsylvania	119,277	10.5	200,349,537	10.9
Indiana	92,935	8.2	165,272,803	9.0
Illinois	93,612	8.2	132,325,924	7.2
Kentucky	62,049	5.5	91,826,631	5.0
California	32,155	2.8	44,881,341	2.4
New York	29,156	2.6	43,480,647	2.4
Florida	28,851	2.5	42,168,513	2.3
Minnesota	23,547	2.1	34,930,361	1.9
Other	213,649	18.8	349,063,701	19.1

Total	1,134,858	100.0%	$1,832,112,429	100.0%

(1)	Sum may not equal 100% due to rounding.
      Since the largest number of cardholders (based on billing address) whose accounts were included in the master trust as of January 31, 2007 were in Ohio, Michigan, Pennsylvania, Indiana and Illinois, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

A-I-9

     FICO
      The following table sets forth the FICO®* score on each account in the Master Trust Portfolio, to the extent available, as refreshed during the 3 months ended December 31, 2006. Receivables, as presented in the following table, are determined as of January 31, 2007. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. FICO scores may change over time, depending on the conduct of the debtor and changes in credit score technology. Because the future composition and product mix of the Master Trust Portfolio may change over time, this table does not describe the composition of the Master Trust Portfolio at any subsequent time.
      Data from an independent credit reporting agency, such as FICO score, is one of several factors that may be used by the bank in its credit scoring system to assess the credit risk associated with each applicant. See “The Bank’s Credit Card Activities — New Accounts and Underwriting” in the accompanying prospectus. At the time of account origination, the bank may obtain information, including a FICO score, from multiple independent credit bureaus. FICO scores may be different from one bureau to another. FICO scores are not used in all cases and, for some cardholders, FICO scores may be unavailable. FICO scores are based on independent third party information, the accuracy of which cannot be verified.
      The table below sets forth refreshed FICO scores from a single credit bureau.
Composition by FICO Score
Master Trust Portfolio

		Percentage of
FICO Score	Receivables	Total Receivables(1)

Over 720	$985,145,670	53.8%
661-720	492,626,811	26.9
601-660	177,055,282	9.7
Less than or equal to 600	161,384,236	8.8
Unscored	15,900,430	0.9

TOTAL	$1,832,112,429	100.0%

(1)	Sum may not equal 100% due to rounding.
      The FICO score in the table above is the Empirica Score from TransUnion FICO Score.
      A “refreshed” FICO score means the FICO score determined by TransUnion during the 3 months ended December 31, 2006.
      A credit card account that is “unscored” means that a FICO score was not obtained for such account during the 3 months ended December 31, 2006.
Static Pool Information
      Static pool information regarding the performance of the receivables in the master trust is being provided through an Internet Web site at http://phx.corporate-ir.net/phoenix.zhtml?c=64242&p=irol-staticpooldata2007. See “Where You Can Find More Information” in the accompanying prospectus. Static pool information on such Internet Web site that relates to the performance of the receivables for periods commencing prior to January 1, 2006 does not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company.

A-I-10

Annex II
Outstanding Series of Master Note Trust Notes
       The table below sets forth the principal characteristics of the other series previously issued by the master note trust that is currently outstanding. The information provided in this Annex II is an integral part of the prospectus supplement and is incorporated by reference into the prospectus supplement.
1. Series 2005-1 Asset Backed Notes

Class A Notes
Principal Amount	$525,000,000
Note Interest Rate	One-Month LIBOR plus 0.05% per year
Scheduled Principal Payment Date	August 16, 2010
Legal Maturity Date	August 15, 2012
Class B Notes
Principal Amount	$36,000,000
Note Interest Rate	One-Month LIBOR plus 0.19% per year
Scheduled Principal Payment Date	August 16, 2010
Legal Maturity Date	August 15, 2012
Class C Notes
Principal Amount	$39,000,000
Note Interest Rate	One-Month LIBOR plus 0.34% per year
Scheduled Principal Payment Date	August 16, 2010
Legal Maturity Date	August 15, 2012
2. Series 2006-1 Asset Backed Notes

Class A Notes
Principal Amount	$371,875,000
Note Interest Rate	One-Month LIBOR plus 0.04% per year
Scheduled Principal Payment Date	March 15, 2011
Legal Maturity Date	March 15, 2013
Class B Notes
Principal Amount	$25,500,000
Note Interest Rate	One-Month LIBOR plus 0.15% per year
Scheduled Principal Payment Date	March 15, 2011
Legal Maturity Date	March 15, 2013
Class C Notes
Principal Amount	$27,625,000
Note Interest Rate	One-Month LIBOR plus 0.28% per year
Scheduled Principal Payment Date	March 15, 2011
Legal Maturity Date	March 15, 2013

A-II-1

National City Credit Card Master Note Trust
Issuing Entity
National City Bank
Sponsor, Depositor and Servicer
Series 2007-1 Asset Backed Notes
$371,875,000 Class A Floating Rate Asset Backed Notes
$25,500,000 Class B Floating Rate Asset Backed Notes
$27,625,000 Class C Floating Rate Asset Backed Notes

PROSPECTUS SUPPLEMENT

Underwriters of the Class A notes
Credit Suisse
Barclays Capital
NatCity Investments, Inc.
Underwriter of the Class B notes
Credit Suisse
Underwriter of the Class C notes
Credit Suisse

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.